UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 26, 2005 (October 26, 2005)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Clyde P. Selig, a Director of Commercial Metals Company (the “Company”), Vice President and CMC Steel Group President and Chief Executive Officer, announced on October 26, 2005 that he will not stand for reelection as a Director of the Company when his present three year term ends January 26, 2006. Mr. Selig will also, effective as of January 26, 2006, resign his positions as Vice President and CMC Steel Group President and Chief Executive Officer. These actions by Mr. Selig, age 73, are being taken in order to provide for orderly management succession in the CMC Steel Group and not as a result of any disagreement between Mr. Selig and the Company. Following January 26, 2006, Mr. Selig has agreed to serve as a special advisor to senior management of the Company on terms yet to be determined. The Nominating and Corporate Governance Committee of the Board of Directors of the Company has determined that it will nominate Russell B. Rinn, presently Vice President of the Company and CMC Steel Group Chief Operating Officer, to the position of CMC Steel Group President and Chief Executive Officer effective as of January 26, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: October 26, 2005	By:	/s/ William B. Larson
		Name:	William B. Larson
		Title:	Vice President and Chief Financial Officer